SINGLE FAMILY HOMES

REAL ESTATE PURCHASE AND SALE AGREEMENT

by and between

RED DOOR HOUSING LLC,

a Texas limited liability company

and

WFI FUNDING, INC.,

a Texas corporation

collectively, as Seller

and

REVEN HOUSING GEORGIA, LLC,

a Delaware limited liability company,

as Buyer

October 4, 2013

THIS SINGLE FAMILY HOMES PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of October 4, 2013 (“Effective Date”), by and between RED DOOR HOUSING LLC, a Texas limited liability company and WFI FUNDING, INC., a Texas corporation d/b/a RED DOOR FUNDING (collectively, “Seller”) and REVEN HOUSING GEORGIA, LLC, a Delaware limited liability company, “Buyer”).

BASIC TERMS

The following terms, as used in this Agreement, will have the meanings assigned to such terms in this Basic Terms section of the Agreement, subject to any adjustments set forth elsewhere in this Agreement.

Purchase Price: $13,400,000 subject to adjustment in accordance with the provisions of this Agreement.

Deposit: $100,000.

Closing Date: October 30, 2013, subject to Section 5(d), which may cause the Closing to occur in two stages.

Due Diligence Period: Subject to the provisions of Section 7 below, the period commencing on the Effective Date and expiring on the Closing Date, during which Buyer will be provided the opportunity to review all aspects of the Property.

Escrow Holder: Fidelity National Title Insurance Company.

Title Company: Fidelity National Title Insurance Company.

Seller’s Broker: None.

Buyer’s Broker: None

PRELIMINARY STATEMENTS

A.           Seller is the owner of the Property (as defined herein); and

B.           Seller desires to sell, and Buyer desires to buy, the Property, at the price and on the terms and conditions hereafter set forth.

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In consideration of the recitals, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, Seller and Buyer hereby agree as follows:

1.          Premises. The real estate which is the subject of this Agreement consists of 170 single family homes, in the State of Texas, which are identified and generally described on Exhibit A-1 and Exhibit A-2 attached hereto, together with all of the improvements and structures located thereon (“Improvements”), any heating and ventilating systems, appliances, and other fixtures located therein or thereon, and all rights, interests, benefits, privileges, easements and appurtenances to the land and the Improvements, if any (collectively, the “Premises”).

2.          Personal Property and Leases.

(a)          The “Personal Property” referred to herein shall consist of all right, title, and interest of Seller, if any, in all tangible (including all advertising materials, plans and specifications) and intangible personal property, including any equipment, appliances, or furnishings that remain in the Premises at the Closing, and any and all existing licenses and permits held by Seller and not constituting part of the real estate, located on and used in connection with the Premises.

(b)          The “Leases” referred to herein shall consist of the leases, occupancy and rental agreements between the Seller, as landlord and tenants of the single family homes that comprise the Premises that are in effect as of the date of the Closing (defined below), as well as and service contracts relating to the maintenance and repair of such homes.

3.          Sale/Conveyance and Assignment. Seller agrees to sell, convey and assign to Buyer, and Buyer agrees to buy and assume from Seller, at the price and upon the other terms and conditions hereafter set forth (a) the Premises, (b) the Personal Property, (c) the Improvements, and (d) the Leases (a-d collectively, the “Property”).

4.          Transfer of Title.

(a)          Title to the Property shall be conveyed to Buyer by a Special Warranty Deed (the “Deed”) executed by Seller, in the form attached hereto as Exhibit C.

(b)          The Personal Property shall be conveyed to Buyer by a bill of sale (the “Bill of Sale”) executed by Seller, in the form attached hereto as Exhibit D.

(c)          The Leases shall be assigned by Seller and assumed by Buyer by an Assignment Leases and Contracts (the “Assignment of Leases and Contracts”), in the form attached hereto as Exhibit E.

5.          Purchase Price; Deposit; Excluded Properties; Deferred Closing.

(a)          Delivery of Purchase Price. The purchase price for the Property shall be the price identified in the Basic Terms (the “Purchase Price”), which shall be subject to adjustment in accordance with the terms of this Agreement and payable by Buyer to Seller as follows:

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(1)         Within two (2) business days after the execution of this Agreement, Buyer shall deposit into an escrow account (the “Escrow”) established with Escrow Holder (as identified in the Basic Terms), which will serve as escrow holder for this transaction a deposit in the amount of the Deposit (as identified in the Basic Terms above). The Deposit will, at all times under this Agreement, be refundable to Buyer, except in the event of a material default or breach of this Agreement by Buyer; provided that as consideration to Seller for entering into this Agreement, $250 will become non-refundable to Buyer, and payable to Seller, upon delivery of the Deposit to Escrow except in the event of a default hereunder by Seller. The Deposit shall at all times prior to Closing be invested in United States treasury obligations or such other interest bearing accounts or securities as are approved by Buyer in writing; all interest earned on the Deposit will be administered, paid or credited (as the case may be) in the same manner as the Deposit and, when credited to the escrow account shall constitute additional Deposit. At the closing of the transactions contemplated by this Agreement (the “Closing”), Buyer shall receive a credit against the Purchase Price for the Deposit.

(2)         The Purchase Price, less a credit for the Deposit, and plus or minus prorations and adjustments as set forth in Section 17 hereof, shall be paid by Buyer to Seller by wire transfer of immediately available federal funds on the Closing Date.

(b)          Valuation. Buyer may elect to retain an independent, third-party valuation consultant to prepare a report (“Valuation Report”) of the Property. Buyer and Seller acknowledge and agree that both AMRE Solutions and Carrington Real Estate Services are acceptable parties to perform the Valuation Report. If the valuation, as set forth in the Valuation Report, of one or more the properties that comprise the Property (“Valuation”) is less than the amount listed on Exhibit A-1 or Exhibit A-2, as the case may (each such property a “Disputed Property”), then Buyer may notify Seller of such discrepancy prior to the expiration of the Due Diligence Period. Thereafter, for a period of seven days (the “Disputed Property Period”), Buyer and Seller shall negotiate in good faith to agree on an adjusted price for such property or properties. In the event that the Due Diligence Period is scheduled to expire during the Disputed Property Period, the Due Diligence Period shall be automatically extended through the end of the Disputed Property Period, or such earlier time as the parties may agree on an adjusted price for the Disputed Property (or Properties). If, at the end of the Disputed Property Period, Buyer and Seller are unable to come to an agreement with respect to the price allocated to each Disputed Property, then Buyer may, upon written notice to Seller within two business days after the expiration of seven day period, elect to exclude one or more of the Disputed Properties in accordance with subsection (c), below.

(c)          Excluded Properties. Notwithstanding any other provision of this Agreement, if Buyer and Seller cannot agree on the Valuation of a Disputed Property, then Buyer may elect to exclude specified properties from the properties identified on Exhibit A-1 or Exhibit A-2. If Buyer elects to exclude one or more properties from the Property being acquired in accordance with this Agreement, then at least two business days before the Closing Date, Buyer will notify Seller that certain specified properties (“Excluded Properties”) are to be excluded from the sale contemplated in this Agreement. Following Buyer’s notification to Seller and identification of the Excluded Properties, (i) the description of the properties that comprise the Property, as identified on Exhibit A-1 or Exhibit A-2, as the case may be, will be deemed modified to exclude the Excluded Properties; and (ii) the Purchase Price will be reduced by the sum of the values of the Excluded Properties, as identified on Exhibit A-1 or Exhibit A-2, as the case may be. Once Buyer identifies to Seller the Excluded Properties, those properties so identified will no longer be the subject of this Agreement and Seller will be free to sell them to another party or take any action that Seller elects with respect to the Excluded Properties. Notwithstanding the foregoing, if the results of the Valuation show that the total Valuation of the Property is equal to or greater than the Purchase Price, Buyer shall not exclude any properties in connection with Valuation.

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(d)          Deferred Closing. Buyer may elect to defer a portion of the Closing until Buyer obtains additional funds for the purpose of acquiring all of the Property identified herein. Accordingly, Buyer may, by providing written notice to Seller at least 10 days before the Closing Date but in any case prior to October 31, 2013, elect to cause the Closing to occur with respect to the Property on Exhibit A-1 only. If Buyer makes this election, then (i) the Purchase Price for all purposes related to the initial Closing will be equal to the sum of the values of the properties set forth on Exhibit A-1 (less the value of any Excluded Properties) and Buyer will close with respect to those properties on the scheduled Closing Date; and (ii) Buyer will close on the properties on Exhibit A-2 (less the value of any Excluded Properties) by delivering to Escrow the sum of the values of the properties set forth on Exhibit A-2, in the month of January, 2014, and the Purchase Price with respect to such deferred Closing will be the amount so delivered to Escrow.

6.          Representations, Warranties and Covenants.

(a)          Seller’s Representations and Warranties. As a material inducement to Buyer to execute this Agreement and consummate this transaction, Seller represents and warrants to Buyer as follows:

(1)         Organization and Authority. Seller has been duly organized and is validly existing as a Texas limited liability company. Seller has the full right and authority and has obtained any and all consents required therefor to enter into this Agreement, consummate or cause to be consummated the sale and make or cause to be made transfers and assignments contemplated herein. The persons signing this Agreement on behalf of Seller are authorized to do so. This Agreement and all of the documents to be delivered by Seller at the Closing have been authorized and properly executed and will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.

(2)         Conflicts. There is no agreement to which Seller is a party or, to Seller’s Knowledge, binding on Seller or the Property, that is in conflict with this Agreement or that would limit or restrict the timely performance by Seller of its obligations pursuant to this Agreement.

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(3)         Documents and Records. To Seller’s Knowledge, Seller has provided (or upon the execution hereof will provide) Buyer with, or has made available to Buyer, true, correct and complete copies of the items scheduled in Schedule 6(a)(3) attached hereto (all of the foregoing collectively the “Property Information”). The Property Information consists of all documents relating to the Property in Seller’s possession or control.

(4)         Litigation. There is no action, suit or proceeding pending or to Seller’s Knowledge threatened which (i) if adversely determined, would not be covered by insurance (subject to the payment of a customary insurance deductible) or adversely affect the Property, or (ii) which challenges or impairs Seller’s ability to execute, deliver or perform this Agreement or consummate the transaction contemplated hereby.

(5)         Leases. Schedule 6(a)(5) sets forth a list of the leases and all contracts (including all service, maintenance, and warranty contracts) that apply to the properties identified on Exhibit A-1 and Exhibit A-2 which, to Seller’s Knowledge, is true and correct and complete list of such leases and contracts as of the date of each such schedule. To Seller’s Knowledge, except as scheduled in Schedule 6(a)(5), neither Seller nor any other party is in default with respect to any of its obligations or liabilities pertaining to the Leases. To Seller’s Knowledge, other than the Leases and any other matters disclosed in the Title Report, there are no leases, licenses or other occupancy agreements to which Seller is a party or is bound affecting any portion of the Property as of the date hereof, which will be in force on the Closing Date. Seller has delivered or made available at the Property, true and correct copies of the Leases to Buyer. No lessee under any Lease has any right of first refusal or option to purchase the property that is the subject of their Lease. With respect to any property identified on Exhibit A-1 and Exhibit A-2, if any Lease expires and is extended or renewed, or if Seller elects to sign a new Lease, during the period this Agreement is in effect, then such new Lease must be submitted to Buyer for review and approval, may not have a term shorter than one year, and may not include any free rent period or cancellation right on the part of the tenant, unless such terms are approved by Buyer in writing.

(6)         Contracts. Exhibit B sets forth all contracts presently outstanding with respect to the Property. To Seller’s Knowledge, neither Seller nor any other party is in default with respect to any of its obligations or liabilities pertaining to any contracts that will survive the Close of Escrow.

(7)         Notice of Violations. Seller has received no written notice that either the Property or the use thereof violates any laws, rules and regulations of any federal, state, city or county government or any agency, body, or subdivision thereof having any jurisdiction over the Property that have not been resolved to the satisfaction of the issuer of the notice.

(8)         Withholding Obligation. Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

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(9)         Condemnation. Except for any condemnation proceedings which Seller has not yet been served with process, there are no pending or, to Seller’s Knowledge, threatened condemnation or similar proceedings affecting the Property or any individual property that is a part thereof.

(10)        Employees.    Seller has no employees at the Property.

(11)        No Bankruptcy Proceedings. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets, or (iv) suffered the attachment or other judicial seizure of all or substantially all of Seller’s assets.

(12)        Unrecorded Documents. Other than as disclosed in the Property Information, the Title Commitment, or any other documents delivered to Buyer, Seller has not entered into any unrecorded contracts, leases, easements or other agreements with respect to the Property that would be binding on Buyer or the Property following the Closing. Seller has no knowledge of any claim of any third party affecting the use, title, occupancy or development of the Property that has not been disclosed to Buyer. Seller has not granted any right of first refusal, option or other right to acquire all or any part of the Property.

For purposes of this Section 6(a), the term “Seller’s Knowledge” means the current actual knowledge, without investigation, of Rickey Williams, the person who Seller represents to be the most knowledgeable about the Property. The foregoing shall not result in any personal liability or be deemed to be Rickey Williams making any representations, warranties or covenants in his individual capacity.

(b)          Buyer’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Buyer represents and warrants to Seller that Buyer has been duly organized and is validly existing as a Delaware limited liability company. Buyer has the full right and authority and has obtained any and all consents required therefore to enter into this Agreement, consummate or cause to be consummated the purchase, and make or cause to be made the deliveries and undertakings contemplated herein or hereby. The persons signing this Agreement on behalf of Buyer are authorized to do so. This Agreement and all of the documents to be delivered by Buyer at the Closing have been authorized and properly executed and will constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

(c)          Covenants of Seller. Seller covenants and agrees that during the period from the date of this Agreement through and including the Closing Date:

(1)         Seller will timely pay and perform its obligations under the Leases and any contracts to be assumed by Buyer pursuant hereto.

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(2)         Following the expiration of the Due Diligence Period, Seller will not enter into any contract (other than new Leases) that will be an obligation affecting the Property subsequent to the Closing Date except for contracts entered into in the ordinary course of business that are terminable without cause and without payment of a penalty on not more than 30-days’ notice.

(3)         Seller will not remove any Personal Property from the Property except as may be required for necessary repair or replacement, and in the event of such replacement, the replacement shall be of materially equal or better quality and quantity as existed as of the time of its removal.

(4)         Seller will continue to operate and maintain the Property in accordance with past practices and will not make any material alterations or changes thereto;

(5)         Seller will maintain casualty and liability insurance of a level and type consistent with the insurance maintained by Seller prior to the execution of this Agreement with respect to the Property;

(6)         Seller will not do anything, or authorize anything to be done, that would adversely affect the condition of title as shown on the Title Commitment.

(7)         Seller agrees to terminate by written notice to the other parties thereto, effective as of Closing, any service contracts that Buyer, pursuant to written notice to Seller prior to the expiration of the Due Diligence Period, requests Seller to terminate. Seller shall deliver to Buyer copies of all notices of termination given by Seller pursuant to this subsection.

(d)          Representation and Warranties Prior to Closing. The continued validity in all respects of the foregoing representations and warranties shall be a condition precedent to the obligation of the party to whom the representation and warranty is given to close this transaction. If any of Seller’s representations or warranties is not true and correct as of the date of Closing even if true and correct as of the date of this Agreement or whether any change in facts or circumstances has made the applicable representation and warranty no longer true and correct and regardless as to whether Buyer becomes aware of such fact through Seller’s notification or otherwise, then Buyer may, at Buyer’s option, exercised by written notice to Seller (and as its sole and exclusive remedy), either (i) proceed with this transaction, accepting the applicable representation and warranty as being modified by such subsequent matters or knowledge and waiving any right relating thereto, if any, or (ii) terminate this Agreement and declare this Agreement of no further force and effect and in which event Escrow Holder shall, without further instruction, return the Deposit to Buyer and Seller shall have no further liability hereunder by reason thereof; provided, that if the breach of any representation or warranty of Seller hereunder results from the willful and intentional act of Seller, Buyer will have the rights and remedies available to Buyer under Section 18(b) of this Agreement upon a default by Seller of its obligations under this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall serve to undo a closing which has already occurred.

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7.          Due Diligence Period; Post-Closing Inspection Reports; .

(a)          Buyer may, during the Due Diligence Period (as defined in the Basic Terms) examine, inspect, and investigate the Property and, in Buyer’s sole judgment and discretion, to determine whether Buyer desires to purchase the Property.

(b)          Buyer may terminate this Agreement for any or no reason by giving written notice of such termination to Seller on or before the last day of the Due Diligence Period. If this Agreement is terminated pursuant to this Section 7, the Deposit shall be immediately refunded to Buyer, and neither party shall have any further liability or obligation to the other under this Agreement except for the indemnity provisions set forth in Section 7(c) of this Agreement and any other provision of this Agreement that is expressly intended to survive the termination of this Agreement, including Seller’s right to retain $250 as consideration for entering this Agreement. If Buyer does not elect to exercise its right to terminate this Agreement during the Due Diligence Period, then Buyer shall notify Seller of Buyer’s intention to acquire the Property before the expiration of the Due Diligence Period. If Buyer does not, before the expiration of the Due Diligence Period, either affirmatively notify Seller of its desire to acquire the Property or send a termination notice to Seller, then Buyer will be deemed to have elected to terminate this Agreement. If Buyer elects to proceed to purchase the Property, and this Agreement is not terminated or deemed terminated before the expiration of the Due Diligence Period, then the Deposit shall be non-refundable except in the event of a default hereunder by Seller.

(c)          Subject to the rights of tenants under the Leases, Seller will provide to Buyer reasonable access to the Property for the purpose of examining any or all aspects thereof, including conducting on a non-destructive basis, surveys, architectural, engineering, non-invasive geo-technical and environmental inspections and tests, and any other inspections, studies, or tests reasonably required by Buyer. Buyer shall give Seller reasonable notice by telephone or e-mail before entering onto any of the properties that comprise the Property to perform inspections or tests, and in the case of tests (i) Buyer shall specify to Seller in writing the precise nature of the test to be performed, and (ii) Seller may require, as a condition precedent to Buyer’s right to perform any such test, that Buyer deliver Seller evidence of public liability and other appropriate insurance naming Seller as an additional insured thereunder. Such examination of the physical condition of the Property, including the Third Party Inspection Report (defined in Section 7(d) below) may include an examination for the presence or absence of hazardous or toxic materials, substances or wastes, which shall be performed or arranged by Buyer at Buyer’s sole expense. Buyer shall keep the Property free and clear of any liens and will indemnify, protect, defend, and hold each Seller Related Party (defined below) harmless from and against all losses, costs, damages, claims, liabilities and expenses (including reasonable attorneys’ fees and court costs) (collectively, “Losses”) arising from damage to the Property and injury to persons asserted against or incurred by any Seller Related Party as a result of such entry by Buyer, its agents, employees or representatives (except that Buyer shall have no liability or indemnity obligation for any diminution in the value of the Property as a result of any unfavorable analysis, test, study, opinion or recommendation made to or for or reach by Buyer). If any inspection or test disturbs the Property and Buyer does not acquire the Property, Buyer will restore the Property to substantially the same condition as existed prior to any such inspection or test. Buyer and its agents, employees, and representatives may, upon not less than 24 hours prior telephonic notice to Seller, examine and make copies of all books and records and other materials relating to the condition of the Property in Seller’s possession at the office where such records are maintained. Any information provided to or obtained by Buyer with respect to the Property shall be subject to the provisions of Section 22(p) of this Agreement. The obligations of Buyer under this Section shall survive the termination of the Agreement.

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(d)          Within 90 days after the Closing, Buyer may retain a contractor or home inspector mutually acceptable to Buyer and Seller to prepare a report or reports describing the physical condition of the Property and identify any necessary repairs and the cost to make such repairs (“Third Party Inspection Report”). The person or entity preparing the Third Party Inspection Report must be (i) a licensed contractor or otherwise qualified to perform such inspections in the jurisdiction where the Property is located, (ii) qualified by experience to remodel and repair properties of the type comprising the Property, and (iii) may not be, or have ever been, owned or controlled by Buyer or an affiliate of Buyer. Notwithstanding the foregoing, Buyer and Seller mutually agree that Criterium Engineers is an acceptable party to prepare Third Party Inspection Reports. Buyer will provide a copy of the Third Party Inspection Report to Seller, when finalized. Seller will pay for all repairs identified in the Third Party Inspection Report which are reasonably estimated in the Inspection Report to cost more than $1,000.00 per single repair item. In determining whether Seller is responsible for paying for any single repair item over $1,000 under this Section, small items may not be aggregated in order to reach the $1,000.00 threshold. (For example, if an electrical panel needs to be replaced at a cost of $1,200.00, Seller will bear the expense; if 20 electrical outlets need to be replaced at an individual cost of $60.00 – total of $1,200.0 – Seller will not bear the expense.) Buyer shall be solely responsible for supervision of the contractor, and Seller shall not be liable for any additional costs which may be incurred above the amounts specified in the Third Party Inspection Report. If Seller disagrees with the conclusions of the Third Party Inspection Report with respect to any parcel of the Property, Seller shall so notify Buyer within 14 days after actual receipt by Seller of a complete copy of the Third Party Inspection Report. In that event, Buyer and Seller shall negotiate in good faith to resolve Seller’s objections and come to agreement with respect to all items for which Seller will be responsible in accordance with this Section 7(d). If Buyer and Seller cannot reach agreement with respect to any parcel of the Property, then Buyer and Seller shall designate a mutually agreeable third party home inspector or contractor to prepare a second Third Party Inspection Report to identify any necessary repairs and the cost to make such repairs (the “Second Third Party Inspection Report”). The person or entity preparing the Second Third Party Inspection Report must be (i) a licensed contractor or otherwise qualified to perform such inspections in the jurisdiction where the Property is located, (ii) qualified by experience to remodel and repair properties of the type comprising the Property, and (iii) may not be, or have ever been, owned or controlled by Buyer or Seller or an affiliate of Buyer or Seller. The determination of the Second Third Party Inspection Report shall be binding on both parties, and Seller shall be responsible for any repairs over $1,000.00 in accordance with the terms of this subsection (d).

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8.          As Is Sale.

(a)          BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN “AS IS WITH ALL FAULTS” BASIS AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS DELIVERED BY SELLER TO BUYER AT CLOSING, BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION: (I) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO THE STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES AND THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, (II) THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF SOILS, GEOLOGY AND ANY GROUNDWATER, (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF UTILITIES SERVING THE PROPERTY, (IV) THE DEVELOPMENT POTENTIAL OF THE PROPERTY, AND THE PROPERTY’ USE, HABITABILITY, MERCHANTABILITY, OR FITNESS, SUITABILITY, VALUE OR ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, (V) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON USE OF THE PROPERTY, (VI) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY, (VII) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS (AS DEFINED IN ANY ENVIRONMENTAL STATUTE) ON, UNDER OR ABOUT THE PROPERTY OR THE ADJOINING OR NEIGHBORING PROPERTY, (VIII) THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS ON THE PROPERTY, (IX) THE CONDITION OF TITLE TO THE PROPERTY, (X) THE LEASES (INCLUDING ALL SERVICE CONTRACTS) AND ANY OTHER AGREEMENTS AFFECTING THE PROPERTY AND (XI) THE ECONOMICS OF ANY PAST OR FUTURE OPERATIONS OF THE PROPERTY.

9.          Survival of Representations and Warranties After Closing.

(a)          All representations and warranties of Seller herein shall survive the Closing for a period of one (1) year (the “Limitation Period”).

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(b)          Buyer shall provide actual written notice to Seller of any breach of any of Seller’s warranties or representations of which Buyer acquires knowledge, through any means, at any time after the Closing Date but prior to the expiration of the Limitation Period, and shall allow Seller thirty (30) days within which to cure such breach, or, if such breach is susceptible of cure but cannot reasonably be cured within thirty (30) days, an additional reasonable time period required to effect such cure so long as such cure has been commenced within such thirty (30) days and diligently pursued but in no event more than ninety (90) days. If Seller fails to cure such breach after actual written notice and within such cure period (as extended), Buyer’s sole remedy shall be an action at law for damages as a consequence thereof, which must be commenced, if at all, within the six (6) months after the expiration of the Limitation Period. Nothing herein shall permit the award of consequential damages.

10.         Closing.

(a)          The purchase and sale transaction contemplated in this Agreement shall occur on the date specified in the Basic Terms section of this Agreement, and if a portion of the Closing is deferred, then on the two dates identified in the Basic Terms Section (each a “Closing Date”), and accomplished by recording a Deed (as defined in Section 14) with respect to each of the properties that are on Exhibit A-1 and Exhibit A-2 (except for any Excluded Properties) in the Official Records of the particular County in which each of the individual properties that constitute the Property is located (the “Official Records”), provided that all conditions precedent to the Closing have been fulfilled or have been waived in writing by the respective party entitled to waive same. If the parties close the transactions contemplated hereby, they shall be deemed to have waived any unfulfilled conditions precedent.

(b)          On or before the Closing Date, the parties shall establish the usual form of deed and money escrow with Escrow Holder. Counsel for the respective parties is hereby authorized to execute the escrow trust instructions as well as any amendments thereto.

11.         Conditions to Buyer’s Obligation to Close.

(a)          Buyer will not be obligated to proceed with the Closing unless and until each of the following conditions has been either fulfilled or waived in writing by Buyer:

(1)         This Agreement shall not have been previously terminated pursuant to any other provision hereof;

(2)         Seller shall be prepared to deliver or cause to be delivered to Buyer all instruments and documents to be delivered to Buyer at the Closing pursuant to Section 14 and Section 16 or any other provision of this Agreement; and

(3)         All property managing services provided to the Property under any property management agreement shall have been terminated on or prior to the Closing at no cost, liability or expense to Buyer.

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(b)          If any of the foregoing conditions are not fulfilled on or before the time for Closing hereunder, then subject to the provisions of Section 18(b) hereof, Buyer may elect, upon notice to Seller, to terminate this Agreement, in which event the Deposit shall be returned to Buyer, and neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement, including the non-refundable portion of the Deposit in the amount of $250, which shall be retained by Seller as consideration for entering this Agreement..

12.         Conditions to Seller’s Obligation to Close.

(a)          Seller will not be obligated to proceed with the Closing unless and until each of the following conditions has been fulfilled or waived in writing by Seller:

(1)         Title Company shall have received the Purchase Price and all other amounts due to Seller otherwise under this Agreement in immediately available funds, and all conditions to disbursing the Purchase Price to Seller shall have been satisfied;

(2)         Buyer shall be prepared to deliver to Seller all instruments and documents to be delivered to Seller at the Closing pursuant to Section 15 and Section 16 or any other provision of this Agreement;

(3)         This Agreement shall not have been previously terminated pursuant to any other provision hereof; and

(4)         Buyer’s representations and warranties hereunder shall be true and correct as of the Closing Date.

(b)          If the foregoing conditions are not fulfilled on or before the time for Closing hereunder, then subject to the provisions of Section 18(a) hereof, Seller may elect, upon notice to Buyer, to terminate this Agreement, in which event the Deposit shall be returned to Buyer, and neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement.

13.         Title Insurance. (a) Following the execution and delivery of this Agreement, Buyer shall cause Title Company to deliver to Buyer a commitment for the Title Policy described in subsection (b) below (the “Title Commitment”), together with legible copies of all of the underlying documentation described in such Title Commitment. Seller shall, within two business days after the execution of this Agreement, deliver to Buyer the most recent surveys of the properties that comprise the Property in Seller’s possession or control (the “Surveys”).

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(a)          At Closing, and as a condition thereof, Buyer shall receive an owner’s title insurance policy (the “Title Policy”) issued by Title Company, dated the day of Closing, with liability in the full amount of the Purchase Price, the form of which shall be an American Land Title Association Owner’s Policy, Standard Form B, 1992 (or other form preferred by Buyer or required or promulgated pursuant to applicable state insurance regulations), subject only to the Permitted Exceptions (defined below). The Title Policy may contain any endorsements requested by Buyer.

(b)          Prior to the expiration of the Due Diligence Period, Buyer shall review title to the Property as disclosed by the Title Commitment and the Surveys, and satisfy itself as to the availability from the Title Company of the Title Policy and all requested endorsement to such Title Policy. Buyer shall have the right to obtain an update of the Surveys or to secure new surveys at any time prior to the expiration of the Due Diligence Period.

(c)          Seller shall have no obligation to remove or cure title objections, except for (1) liens of an ascertainable amount created by Seller, which liens Seller shall cause to be released at the Closing or affirmatively insured over by the Title Company with Buyer’s approval, (2) any exceptions or encumbrances to title which are created by Seller after the date of this Agreement without Buyer’s consent, and (3) non-consensual liens which liens Seller shall cause to be released at the Closing or affirmatively insured over by the Title Company. In addition, Seller shall provide the Title Company with any affidavits, ALTA statements or personal undertakings (collectively, an “Owner’s Affidavit”), in form and substance reasonably acceptable to the Title Company, that will permit the Title Company to remove the standard “mechanics lien” and “GAP” exceptions and otherwise issue the Title Policy in the form reasonably required by Buyer.

(d)          “Permitted Exceptions” shall mean: (1) any exception arising out of an act of Buyer or its representatives, agents, employees or independent contractors; (2) zoning and subdivision ordinances and regulations; (3) the specific exceptions in the Title Commitment that the Title Company has not agreed to insure over or remove from the Title Commitment as of the end of the Due Diligence Period and that Seller is not required to remove as provided above; (4) items shown on the Surveys or any updated or new surveys of the Property which have not been removed as of the end of the Due Diligence Period; (5) real estate taxes and assessments not yet due and payable; and (6) rights of tenants under the Leases, as occupancy tenants only and without any rights of first refusal, rights of first offer or purchase options.

14.         Documents to be Delivered to Buyer at Closing. At Closing, Seller shall deliver or cause to be delivered to Buyer each of the following instruments and documents:

(a)          Deed. The Deed, in the form attached hereto as Exhibit C.

(b)          Bill of Sale. The Bill of Sale covering the Personal Property, in the form attached hereto as Exhibit D.

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(c)          The Title Policy. The Title Policy may be delivered after the Closing if at the Closing the Title Company issues a currently effective, duly-executed “marked-up” Title Commitment and irrevocably commits in writing to issue the Title Policy in the form of the “marked-up” Title Commitment after the Closing.

(d)          Assignment of Leases and Contracts. An Assignment of Leases and Contracts, in the form attached hereto as Exhibit E, transferring and assigning to Buyer, to the extent the same are assignable, all right, title and interest of Seller in the Leases and the other property described therein.

(e)          Transfer Tax Declarations. Original copies of any required real estate transfer tax or documentary stamp tax declarations executed by Seller or any other similar documentation required to evidence the payment of any tax imposed by the state, county and city on the transaction contemplated hereby.

(f)          FIRPTA. An affidavit, in the form attached hereto as Exhibit F, stating Seller’s U.S. taxpayer identification number and that Seller is a “United States person”, as defined by Internal Revenue Code Section 1445(f)(3) and Section 7701(b).

(g)          Owner’s Affidavit. The Owner’s Affidavit materials referred to in Section 13(d) above.

(h)          Surveys, Plans, Permits and Specifications.  All existing surveys, blueprints, drawings, plans and specifications, permits, and operating manuals for or with respect to any of the properties that comprise the Property or any part thereof to the extent the same are in Seller’s possession.

(i)          Keys.  All keys to the improvements, to the extent the same are in Seller’s possession.

(j)          Leases.  Originals of all Leases in effect on the Closing Date (or copies thereof in the event the originals are not in Seller’s possession, or in the possession of Sellers’ property manager and such copies of Leases are in Seller’s possession), and the tenant files with respect to such Leases, to the extent the same are in Seller’s possession.

(k)          Certificate.  A certificate (the “Update”) of Seller dated as of the Closing Date certifying that the representations and warranties of Seller set forth in Section 6(a) of this Agreement as applicable, remain true and correct in all material respects as of the Closing Date, except as to Schedule 6(a)(5), which Update shall be dated no earlier than three (3) days prior to Closing.

(l)          Other Deliveries. Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement.

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15.         Documents to be Delivered to Seller at Closing. At Closing, Buyer shall deliver or cause to be delivered to Seller each of the following instruments, documents and amounts:

(a)          Purchase Price. The Purchase Price, subject to adjustment and proration as provided in Section 17 below.

(b)          Transfer Tax Declarations. Original copies of any required real estate transfer tax or documentary stamp tax declarations executed by Buyer or any other similar documentation required to evidence the payment of any tax imposed by the state, county and city on the transaction contemplated hereby.

(c)          Assignment of Leases. A counterpart of the Assignment of Leases and Contracts, in the form attached hereto as Exhibit E.

(d)          Certificate. A certificate of Buyer (the “Buyer’s Update”) dated as of the Closing Date certifying that the representations and warranties of Buyer set forth in Section 6(b) of this Agreement as applicable, remain true and correct in all material respects as of the Closing Date, which Buyer’s Update shall be dated no earlier than three (3) days prior to Closing.

(e)          Other Documents. Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement.

16.         Documents to be Delivered by Seller and Buyer at Closing. At Closing, Buyer and Seller shall deliver or cause to be delivered each of the following instruments and documents:

(a)          Escrow Instructions. Escrow instructions (as described in Section 10(b)).

(b)          Settlement Statement. A fully executed settlement statement.

(c)          Notice to Tenants. A duly executed notice to each of the tenants under the Leases.

17.         Prorations and Adjustments.

(a)          The following items shall be prorated and adjusted based upon the number of calendar days in the measuring period between Seller and Buyer as of midnight on the date of Closing, except as otherwise specified:

(1)         Taxes. All real estate taxes and assessments (“Taxes”) assessed against the Property for the year of Closing shall be prorated as follows: Seller will be responsible for the payment of Taxes applicable to the period before the Closing Date, and Buyer will be responsible for the period on and after the Closing Date. If the actual taxes and assessments cannot be determined for such year as of the Closing Date, then the parties shall make such proration based upon One Hundred percent (100%) of the most recently issued tax bill for the Property and thereafter, make a final adjustment of such Taxes upon receipt of the final bill. The provisions of this Section 17(a)(1) shall survive Closing.

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(2)         Utilities. All utilities shall be prorated based upon estimates using the most recent actual invoices. Seller shall receive a credit for the amount of deposits, if any, with utility companies that are transferable and that are assigned to Buyer at the Closing. In the case of non-transferable deposits, Buyer shall be responsible for making any security deposits required by utility companies providing service to the Property.

(3)         Collected Rent. Buyer shall receive a credit for any rent and other income (and any applicable state or local tax on rent) under Leases collected by Seller before Closing that applies to any period after Closing. Uncollected rent and other uncollected income shall not be prorated at Closing. After Closing, Buyer shall apply all rent and income collected by Buyer from a tenant (x) first to such tenant’s rental obligations for the month in which the Closing occurs, (y) next to such tenant’s monthly rental for the month in which the payment is made, and (z) then to arrearages in the reverse order in which they were due, remitting to Seller, after deducting collection costs, any rent or expense reimbursements properly allocable to Seller’s period of ownership. Buyer shall bill and attempt to collect such rent arrearages in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any rent arrearages. Any rent or other income received by Seller or Buyer after Closing which are owed to Seller or Buyer shall be remitted to Seller or Buyer as applicable, promptly after receipt.

(b)          Tenant Security Deposits. All unapplied tenant security deposits (and interest thereon if required by law or contract to be earned thereon) under the Leases, shall be credited to Buyer at Closing.

(1)         Service Contracts. With respect to any contracts that are assumed by Buyer and survive the Closing, Seller shall receive a credit for prepaid charges and premiums applicable to Buyer’s period of ownership. The Buyer shall receive a credit for any payments made in arrears. In addition and without limitation of the foregoing, Buyer shall receive a credit under any assumed contract (each a “Service Provider Contract”) in which Seller has received any advance payments or other income from the servicer provider under such Service Provider Contract in exchange for agreeing to enter into such Service Provider Contract (regardless of whether such advance payment or other income was paid in a lump sum or in installments). Any lump sum payments shall be pro-rated on a straight line basis over the term of any applicable Service Provider Contract.

(2)         Owner Deposits. Seller shall be entitled to the return of all bonds, deposits, letters of credit, set aside letters or other similar items, if any, that are outstanding with respect to the Property that have been provided by Seller or any of its affiliates, agents or investment advisors to any governmental agency, public utility, or similar entity (collectively, “Owner Deposits”). Buyer shall replace such Owner Deposits. To the extent that any funds are released as a result of the termination of any Owner Deposits for which Seller did not receive a credit, such funds shall be delivered to Seller immediately upon their receipt.

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(c)          Final Prorations. With regards to any prorations set forth in this Section 17 that are based upon estimates, such prorations shall be readjusted based upon the actual bills after the Closing and before the expiration of the Limitation Period. The provisions of this Section 17(c) shall survive Closing.

18.         Default; Termination. (a) IF THE CLOSING FAILS TO OCCUR BECAUSE OF BUYER’S DEFAULT, THE DEPOSIT SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN BECAUSE OF THE NATURE OF THE PROPERTY AND THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES’ REASONABLE ESTIMATE OF SUCH DAMAGES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF ANY APPLICABLE LAWS, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 18, SELLER AND BUYER AGREE THAT THIS LIQUIDATED DAMAGES PROVISION IS INTENDED TO BE SELLER’S SOLE AND EXCLUSIVE REMEDY FOR A DEFAULT BY BUYER, BUT IS NOT INTENDED AND SHOULD NOT BE DEEMED OR CONSTRUED TO LIMIT IN ANY WAY BUYER’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT.

SELLER’S INITIALS: _____           BUYER’S INITIALS: _____

(b)          If Seller defaults in any material respect hereunder, then provided Buyer is not in default any material respect, Buyer may, at its sole election, either:

(1)         Terminate this Agreement, whereupon the Deposit shall be promptly returned to Buyer and neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement; or

(2)         Assert and seek judgment against Seller for specific performance with respect to one or more (at Buyer’s election) of the properties that comprise the Property; provided that if Buyer elects to purchase less than all of the such properties, then the Purchase Price will be reduced in accordance with the provisions of Section 5(c). If a court of competent jurisdiction determines that the remedy of specific performance is not available to Buyer, then Buyer shall have the right to assert and seek judgment against Seller for actual contract damages.

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19.         Expenses.

(a)          All recording fees respecting the Deed, title insurance premiums for the Title Policy, all state and county transfer taxes, and one half (1/2) of the fee charged by Escrow Holder, shall be borne and paid by Seller.

(b)          One half (1/2) of the fee charged by Escrow Holder shall be borne and paid by Buyer.

(c)          The Homeowners Association transfer fee and the Homeowners Association processing fee shall be paid by Buyer only.

(d)          All other costs, charges, and expenses shall be borne and paid as provided in this Agreement, or in the absence of such provision, in accordance with custom where the properties in question are located.

20.         Intermediaries. (a) Buyer and Seller acknowledge and agree that there are no brokers involved in connection with this transaction Seller represents to Buyer, and Buyer represents to Seller, that there are no fees owed to any broker, finder, or intermediary of any kind with whom such party has dealt in connection with this transaction. Except as expressly set forth above, if any claim is made for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall defend, indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party, which obligation shall survive Closing.

21.         Destruction of Improvements.

(a)          If, prior to Closing, any of the Improvements on any of the properties that comprise the Property are damaged or destroyed such that the cost of repair or replacement of such improvements is material (“Material Damage”), or a condemnation proceeding is commenced or threatened in writing by a governmental or quasi-governmental agency with the power of eminent domain (“Condemnation”), then:

(1)         Buyer may elect, within fourteen (14) days from receipt of notice of said Material Damage, or notice of a Condemnation, by written notice to Seller, to cause the individual property affected by such event to be an Excluded Property; provided that if more than twenty-five percent (25%) of the properties that comprise the Property suffer Material Damage, or become the subject of a Condemnation, then Buyer may terminate this Agreement. If necessary, the time of Closing shall be extended to permit Buyer to evaluate and make the elections contemplated in this Section 21. If Buyer elects to terminate this Agreement in accordance with this Section 21, then the Deposit shall be returned to Buyer and, except for the provisions of this Agreement that expressly survive Closing or earlier termination of this Agreement, this Agreement shall be void and of no further force and effect, and neither party shall have any liability to the other by reason hereof; or

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(2)         if Buyer elects to designate certain properties as Excluded Properties in accordance with Section 21(a)(1), and proceed to the Closing on the remaining properties, then the Purchase Price will be reduced by the sum of the prices of such excluded properties, as set forth on Exhibit A. If, however, it is determined that any damage to one or more properties does not constitute a Material Damage, or Buyer elects to purchase one or more properties that have suffered Material Damage, then the transaction contemplated hereby shall be closed without a reduction in the Purchase Price, and Seller shall assign to Buyer Seller’s rights in any insurance proceeds or Condemnation award to be paid to Seller in connection with such damage or Condemnation, and, in the case of Material Damage, Seller shall pay to Buyer an amount equal to the deductible under Seller’s policy of casualty insurance and Seller shall execute and deliver to Buyer all proofs of loss, assignments of claims and other similar items required by the insurance company.

(b)          For purposes of this Section 21, damage or destruction will be considered “Material Damage” if one or more of the properties that comprise the Property are rendered uninhabitable, or if the time to repair such damage, despite reasonable expectations with respect to repairs, is reasonably determined by Buyer to exceed three months. If, prior to Closing, any of the improvements on the Property are damaged or destroyed and such damage is not Material Damage, Buyer shall remain obligated to close hereunder with no abatement in the Purchase Price. At Closing, Seller shall assign to Buyer Seller’s rights in any insurance proceeds to be paid to Seller in connection with such damage or destruction, and Buyer shall receive a credit against the Purchase Price in an amount equal to the deductible amount under Seller’s casualty insurance policy.

22.         General Provisions.

(a)          Entire Agreement. This written Agreement, including all Exhibits attached hereto and documents to be delivered pursuant hereto, shall constitute the entire agreement and understanding of the parties, and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants not contained herein.

(b)          Amendments in Writing. This Agreement may be amended only by a written memorandum subsequently executed by all of the parties hereto.

(c)          Waiver. Except as provided in Section 10(a), no waiver of any provision or condition of this Agreement by any party shall be valid unless in writing signed by such party. No such waiver shall be taken as a waiver of any other or similar provision or of any future event, act, or default.

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(d)          Time of the Essence. Time is of the essence of this Agreement. However, if Buyer is acting diligently and in good faith to proceed with the consummation of the transaction contemplated by this Agreement on the Closing Date, Seller will agree, upon the written request of Buyer, to extend the Closing Date up to three (3) business days. In the computation of any period of time provided for in this Agreement or by law, any date falling on a Saturday, Sunday or legal holiday when banks are not open for business in the State where the Property is located, will be deemed to refer to the next day which is not a Saturday, Sunday, or legal holiday when banks are not open for business in such State.

(e)          Severability. If any provision of this Agreement is rendered unenforceable in whole or in part, such provision will be limited to the extent necessary to render the remainder of the Agreement valid, or will be deemed to be removed from this Agreement, as circumstances require, and this Agreement shall be construed as if said provision had been incorporated herein as so limited, or as if said provision has not been included herein, as the case may be; provided that this Section shall not permit a change in Purchase Price or payment terms or increase Seller’s liability or obligations.

(f)          Headings. Headings of sections are for convenience of reference only, and shall not be construed as a part of this Agreement.

(g)          Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefits of the parties hereto, and their respective successors, and permitted assigns. This Agreement may not be assigned by either party without the consent of the other party, except that Buyer may, without consent from Seller, assign this Agreement to an affiliate of Buyer, or any entity formed by Buyer for the purpose of acquiring or taking title to the Property; provided that such assignment will not release Buyer from its obligations under this Agreement. Any assignment in accordance with this Section 22(g) will entitle the assignee thereunder to all rights and benefits, and subject such assignee to all obligations, of Buyer hereunder.

(h)          Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed, or sent by Federal Express, UPS or other recognized overnight courier service for next business day delivery, or sent by facsimile transmission or electronic mail (so long as reasonable evidence that such notice was sent and received is obtained by the sending party). Any notice provided hereunder shall be deemed to be given when sent in accordance with this provision, but any time to respond to such notice as provided in this Agreement will not commence until the actual receipt of the notice. Notices will be deemed valid if sent to the parties as follows:

IF TO BUYER

Reven Housing Georgia, LLC

7911 Herschel Avenue, Suite 201

La Jolla, California 92037

Phone: 858-459-4000

e-mail: cmc@revenhousingreit.com

e-mail: mps@revenhousingreit.com

Attention: Chad Carpenter and Michael Soni

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with a copy to:

Greenberg Traurig, LLP

1840 Century Park East

Suite 1900

Los Angeles, California 90067

Phone: (310) 586-6505

e-mail: treisterd@gtlaw.com

Attention: Dana S. Treister

IF TO SELLER:

Red Door Housing, LLC

WFI Funding, Inc.

110 Avenue B

Suite 100

Stafford, Texas 77477

Phone: 832-539-1101

e-mail: rickey.williams@homevestors.com

Attention: Rickey Williams

With copies to:

Harmon Law Firm, P.C.

14860 Montfort Drive

Suite 111

Dallas, Texas 75254

Phone: 214-874-0019 ext. 231

e-mail: cliff_harmon@harmonlawfirm.com

Attention: Clifford D. Harmon

IF TO ESCROW HOLDER:

Fidelity National Title Insurance Company

1300 Dove Street, Suite 130

Newport Beach, California 92660

Phone: (949) 221-4715

e-mail: paul.mcdonald@fnf.com

Attention: Paul McDonald

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or to such additional or other persons, at such other address or addresses as may be designated by notice from Buyer or Seller, as the case may be, to the other. Notices by mail shall be sent by United States certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given upon receipt or refusal of receipt. Notices by facsimile or electronic mail shall be deemed given and effective upon receipt or refusal of receipt. Notices by overnight courier shall be deemed given and effective upon receipt or refusal of receipt from Federal Express, UPS or another recognized overnight courier service.

(i)          Governing Law; Venue. To the extent enforceable, the parties agree that this Agreement shall be governed in all respects by the internal laws of the State of Texas; provided that if the dispute involves an individual property the law of the State where such property is located will apply. In any dispute arising out of or related to this Agreement, an action must be brought in Federal or State court, as applicable, in the County of Harris, Texas. The provisions of this Section 22(i) will survive the termination of this Agreement.

(j)          Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as but a single instrument.

(k)          Attorneys’ Fees. If any action or proceeding brought by either party against the other under this Agreement, the prevailing party shall be entitled to recover all costs and expenses including its attorneys’ fees in such action or proceeding in such amount as the court may adjudge reasonable. The prevailing party shall be determined by the court based upon an assessment of which party’s major arguments made or positions taken in the proceedings could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues in the court’s decision. If the party that commenced or instituted the action, suit or proceeding dismisses or discontinues it without the concurrence of the other party, such other party shall be deemed the prevailing party. The provisions of this Section 22(k) will survive any termination of this Agreement.

(l)          Construction. This Agreement will not be construed more strictly against either party by virtue of the fact that it was prepared by one party or its counsel, it being recognized that each party hereto has had the opportunity to review, have its counsel review, and provide input into this Agreement. All words herein that are expressed in the neuter gender shall be deemed to include the masculine, feminine and neuter genders and any word herein that is expressed in the singular or plural shall be deemed, whenever appropriate in the context, to include the plural and the singular.

(m)          Reporting Obligations. Seller and Buyer hereby designate Escrow Holder to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transactions. If required under applicable law, Seller, Buyer and Escrow Holder shall execute at Closing a Designation Agreement designating the Escrow Holder as the reporting person with respect to the transaction contemplated by this Agreement.

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(n)          1031 Exchange. Either party may involve this transaction in a like-kind exchange under Internal Revenue Code Section 1031, the cost and expense of which will be borne solely by the party invoking such tax deferral strategy. Each party shall reasonably cooperate with the other in such structure, provided that the party that is not participating in a like-kind exchange shall incur no material costs, expenses or liabilities in connection with the other’s exchange and will not be required to take title to or contract for purchase of any other property. If either party uses a qualified intermediary or exchange accommodator to effectuate the exchange, any assignment of the rights or obligations of such party shall not relieve, release or absolve such party of its obligations to the other.

(o)          Bulk Sales. Seller agrees to indemnify and hold Buyer, any permitted assignee of Buyer’s rights under this Agreement and any of their respective affiliates, officers, directors, shareholders, members, partners, agents, employees and advisors (collectively, the “Indemnified Parties”) harmless from and against any and all claims, damages, losses, costs, expenses, liens, actions and causes of actions (including, without limitation, reasonable attorneys’ fees and expenses) that may be incurred by, or asserted against, Buyer, any of the other Indemnified Parties or the Property by reason of either such noncompliance with the Bulk Sales laws applicable in the state or states where the Property is located, or the failure of Seller to have paid any taxes, penalties or interest which are the subject of such laws. The provisions and obligations of this Section 24(o) shall survive the Closing.

(p)          Confidentiality. Buyer and its representatives shall hold in strictest confidence all data and information obtained with respect to the operation and management of the Property, whether obtained before or after the execution and delivery hereof, and shall not use such data or information for purposes unrelated to this Agreement or disclose the same to others except as expressly permitted hereunder. The preceding sentence shall not be construed to prevent Buyer from disclosing to its prospective lenders or investors, or to its officers, directors, attorneys, accountants, architects, engineers and consultants to perform their designated tasks in connection with Buyer’s inspection and proposed acquisition of the Property, provided Buyer advises any such party of the confidential nature of the information disclosed. However, neither party shall have this obligation concerning information which: (a) is published or becomes publicly available through no fault of either the Buyer or Seller; (b) is rightfully received from a third party; or (c) is required to be disclosed by law. Notwithstanding the preceding, nothing in this Agreement will prevent or be deemed to limit Buyer’s ability to disclose the existence of this Agreement, and the nature of any material terms herein, to the Securities and Exchange Commission or any other governmental agency to which Buyer, or its successors hereunder, have a disclosure obligation under any applicable law. The provisions of this Section 22(p) shall survive the termination of this Agreement.

23.         Closing Procedures. Notwithstanding anything herein to the contrary, the closing will be held in accordance with standard Texas procedures for real estate closings, including, but not limited to, the closing location being the offices of the Title Company, and that the Buyer will remit the Purchase Price to the Title Company to be disbursed in accordance with the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

SELLER

RED DOOR HOUSING LLC, a Texas limited liability company

By:	/s/ Rickey Williams
Name:	Rickey Williams

WFI FUNDING, INC., a Texas corporation

By:	/s/ Rickey Williams
Name:	Rickey Williams

[Signatures continue on the following page.]

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BUYER

REVEN HOUSING GEORGIA, LLC, a Delaware limited liability company

By: REVEN HOUSING REIT, INC.,

a Colorado corporation , its sole member

By:	/s/ Chad Carpenter
Chad Carpenter
Chief Executive Officer

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LIST OF EXHIBITS AND SCHEDULES

EXHIBITS	DESCRIPTIONS
1.EXHIBIT A-1	DESCRIPTION AND VALUES OF THE
EXHIBIT A-2	PROPERTIES
2. EXHIBIT B	LIST OF CONTRACTS
3. EXHIBIT C	FORM OF DEED
4. EXHIBIT D	FORM OF BILL OF SALE
5. EXHIBIT E	FORM OF ASSIGNMENT OF LEASES AND CONTRACTS
6. EXHIBIT F	FORM OF FIRPTA AFFIDAVIT

SCHEDULES	DESCRIPTIONS
1. 6(a)(3)	PROPERTY INFORMATION

EXHIBIT A-1

DESCRIPTION OF PROPERTies

	Address	Zip	Allocated Price
1	Denoron 4907	77048	$67,602.65
2	Sailfish 3914	77571	$82,679.50	This home is owned by Red Door Funding
3	Parker 7322	77016	$66,143.60
4	Brookston3410	77045	$77,816.00
5	Heatherbloom 4015	77045	$65,657.25
6	E Fayle 2101	77520	$63,225.50
7	Kentucky 2003	77520	$63,225.50
8	Akard 4218	77047	$60,307.40
9	Dunkley Dr 905	77076	$65,170.90
10	Seagrove 323	77571	$82,679.50	This home is owned by Red Door Funding
11	Rosebriar 15919	77489	$77,816.00
12	34th St 4903	77539	$71,979.80
13	Goliad Ave 1502	77568	$65,170.90
14	Knotty Oaks 2707	77045	$62,252.80
15	Wuthering Heights 3107	77045	$65,657.25
16	Hillis 9702	77078	$68,089.00
17	Kings 7106	77521	$66,143.60
18	Beck Ridge 16234	77053	$73,925.20
19	Foxside 7011	77338	$92,406.50
20	Tavenor 4223	77047	$61,280.10
21	Beran 4326	77045	$61,280.10
22	Kathryn 12509	77015	$63,225.50
23	Norell 714	77530	$63,225.50
24	Houston Ave 1208	77502	$77,816.00
25	25th 709	77590	$72,952.50
26	Valley Park 9918	77078	$67,116.30
27	Valley Park 10006	77078	$66,143.60
28	Whispering Willow 23311	77373	$82,679.50
29	Ponderosa 4503	77521	$82,679.50
30	34th Ave 2622	77590	$68,089.00
31	Anthony Hay 2414	77449	$87,543.00
32	Horncastle 818	77530	$70,520.75
33	Hurlingham 3422	77093	$63,225.50
34	E. Delz 343	77022	$65,170.90
35	Crooked Creek 5458	77017	$72,952.50

Exhibit A – Page 1

36	Charriton 3302	77039	$80,734.10
37	Brookston 4806	77045	$82,679.50
38	Ridgewest 4915	77053	$68,089.00
39	Folkstone 7731	77075	$92,406.50
40	Bowridge 16211	77053	$80,490.93
41	Charney 8714	77088	$69,061.70
42	Teal Park 15314	77396	$84,624.90
43	Swan Valley 19715	77443	$84,624.90
44	Stover 10350	77075	$75,384.25
45	Maplemont 16339	77095	$92,406.50
46	Ridgecroft Rd 15802	77053	$81,220.45
47	Presidents Dr 4151	77047	$107,969.70
48	Kindlewood 8915	77099	$73,925.20
49	KnottyOaks3314	77045	$67,845.83
50	W Gulf Bank 1495	77088	$70,034.40
51	Cherry Meadow 3806	77039	$69,061.70
52	Buffum 10310	77051	$59,821.05
53	Dragonwick 2722	77045	$66,143.60
54	Knotty Oaks 3219	77045	$66,143.60
55	Cape Hyannis 12202	77048	$66,143.60
56	Dartwood 14122	77049	$73,925.20
57	3rd 2510	77547	$58,362.00
58	Concho 11242	77072	$93,087.39
59	Wavecrest 1607	77062	$116,724.00
60	Bazelbriar 15835	77489	$77,816.00
61	Jane Dr 1907	77502	$77,816.00
62	Timber 202	77520	$82,679.50
63	Belarbor 6315	77087	$60,793.75
64	Ivyknoll 6334	77035	$82,679.50
65	Tylergate Dr	77373	$72,952.50
66	Foredale 9617	77075	$74,897.90
67	Morning Dove 15314	77396	$75,141.08
68	Red Leaf 711	77090	$116,724.00
69	Knotty Post 6026	77373	$77,816.00
70	Brickarbor 1607	77445	$78,788.70
71	Meadow Park 4710	77048	$63,225.50
72	27th 4801	77539	$63,225.50
73	Twinridge 11655	77099	$87,543.00
74	Sunny Dr 2402	77093	$71,007.10
75	Whitchurch Way 13203	77015	$95,324.60
76	Foxhurst 7023	77338	$87,543.00

2

77	Quiet Bend 2735	77489	$87,543.00
78	Tenderden 1355	77530	$87,543.00
79	Bintliff 7322	77074	$104,078.90
80	Beaver Trail 11007	77086	$69,304.88
81	Ebbtide 2923	77045	$68,089.00
82	Tidewater 2730	77045	$68,089.00
83	Glenridge 4938	77053	$68,089.00
84	Banton 742	77530	$68,089.00
85	Marleen 1131	77034	$79,761.40
86	Waterchase 7706	77489	$79,761.40
87	Roandale 11618	77048	$72,952.50
88	Navidad 6927	77083	$76,843.30
89	Foredale 9618	77075	$77,816.00
90	Garland 8108	77017	$74,897.90
91	Cleveland 1903	77502	$74,897.90
92	Ripplebrook 3530	77045	$76,843.30
93	Crestwood 2006	77469	$97,270.00
94	Shady Arbor 7035	77040	$97,270.00
95	White Gate Ln 11326	77069	$97,270.00
96	Longbrook 12315	77099	$97,270.00
97	Catbird 16107	77396	$97,270.00
98	Oakside 4010	77053	$72,952.50
99	Foredale 9610	77075	$72,952.50
100	Stover 10801	77075	$72,952.50
101	Vickery 12710	77039	$85,597.60
102	S Navaho Trail 20078	77449	$85,597.60
103	Canterview 1310	77047	$63,225.50
104	Willow Oak 7318	77521	$102,133.50
105	Newgate 23315	77373	$79,761.40
106	Camden 1307	77502	$79,761.40
107	Brookfield 3719	77045	$74,897.90
108	Dayflower 4311	77449	$82,679.50
109	Tiffany 3934	77045	$77,816.00
110	Aldis 10918	77075	$77,816.00
111	Cardinal 712	77502	$77,816.00
112	Mcgallion 11311	77076	$65,170.90
113	Heatherbrook 3919	77045	$75,870.60
114	Addicks Clodine 4003	77082	$92,406.50
115	Valley Wind 9930	77078	$70,034.40
116	Pauline 807	77502	$68,089.00

3

117	6th 401	77571	$68,089.00
118	Aberdeen 1113	77502	$65,657.25
119	Lyden Ridge 5522	77053	$73,925.20
120	Fitzwater 4523	77373	$73,925.20
121	Fern valley 8815	77044	$90,461.10
122	Andalusian18530	77433	$81,706.80
123	Quail Shute 23006	77389	$106,997.00
124	Carmona Ln5010	77581	$106,997.00
125	Shady Brook 2419	77087	$99,215.40
	TOTAL EXHIBIT A-1		$9,656,187.44

4

EXHIBIT A-2

DESCRIPTION OF PROPERTies

	Address	Zip	Allocated Price
1	Whitehall 214	77060	$86,570.30
2	Springhaven 6406	77396	$81,706.80
3	Sagehill 11203	77089	$99,701.75
4	Paddington 6214	77085	$82,679.50
5	Sommercoats 922	77530	$82,679.50
6	Kirsten 1230	77568	$82,679.50
7	Mitchell 1250	77037	$79,275.05
8	Dawnridge 7710	77071	$92,406.50
9	Overcross 3430	77045	$69,304.88
10	Winding Trace 6827	77086	$81,220.45
11	Virginia 1809	77502	$81,220.45
12	W Fuqua 7439	77489	$74,606.09
13	Brown 718	77536	$107,969.70
14	Silversmith Ln 23810	77493	$74,897.90
15	Tiltree 9945	77075	$77,816.00
16	Rosebriar 15827	77489	$77,816.00
17	Foy 10610	77093	$63,225.50
18	Creekhurst 12115	77099	$92,406.50
19	Fall Meadow 1902	77459	$92,406.50
20	Tara Blue Ridge 7122	77469	$92,406.50
21	Marlen 2412	77502	$82,679.50
22	Foxway 7302	77338	$92,406.50
23	Kirkland 8714	77089	$106,997.00
24	Oak Shadows 4547	77091	$68,089.00
25	Washington 3217	77503	$68,089.00
26	Darlinghurst 6422	77085	$89,974.75
27	Hardwicke Rd 294	77060	$72,952.50
28	Barada 10530	77034	$71,493.45
29	Glen Shadow 9202	77088	$82,679.50
30	Glen Shadow 9311	77088	$82,679.50
31	Brookston 4130	77045	$77,816.00
32	Knottynold 3923	77053	$77,816.00
33	Belle Glen 7818	77072	$77,816.00
34	Plumbrook 12106	77099	$77,816.00
35	Shelton 993	77530	$82,679.50

5

36	Wingdale Dr 15907	77082	$89,488.40
37	Dawnmist 20121	77346	$87,543.00
38	Sagedowne 10122	77089	$106,997.00
39	Pinetex 7326	77396	$87,543.00
40	Tilden 205	77506	$65,657.25
41	Barcelona 17147	77546	$94,290.79
42	Burle Oak 19914	77346	$77,816.00
43	Riptide 7606	77072	$82,679.50
44	Evesborough 11218	77099	$69,548.05
45	Sagewillow 10631	77089	$97,270.00
	TOTAL EXHIBIT A-2		$3,743,812.56

6

EXHIBIT B

LIST OF CONTRACTS

Exhibit B – Page 1

EXHIBIT C

FORM OF DEED

SPECIAL WARRANTY DEED

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS
COUNTY OF	§

General Warranty Deed ("Deed")

For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the undersigned, Red Door Housing, LLC, a Texas limited liability company (“Grantor”), whose address is ____________ has granted, sold, and conveyed, and by these presents does grant, sell and convey, unto _____________________, a _______________ ("Grantee"), whose address is _________________________, _______________, ________________, the real property ("Property") located in ___________ County, Texas, more particularly described as follows:

2

______________________________________, commonly known as _________________, ___________, Texas ____________.

TO HAVE AND TO HOLD said premises, together with all and singular improvements, easements, rights, and appurtenances thereto in any way belonging, unto the said grantees, their heirs, administrators, executors, successors and assigns forever, and the said grantors hereby bind themselves, their heirs, successors, and assigns to warrant and forever defend, all and singular, the said premises unto the said grantees, their heirs, administrators, executors, successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof.

Executed as of ________________, 2012.

Red Door Housing, LLC

By:

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on ______________, 2012 by ________________, ___________________ of Red Door Housing, LLC, a Texas limited liability company, known to me to be the person whose name is subscribed to the foregoing instrument and who acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

Notary Public, State of Texas

RETURN TO:

EXHIBIT D

FORM OF BILL OF SALE

____________________________, a(n) _________________ (“Seller”), for good and valuable considerations, receipt and sufficiency of which are hereby acknowledged, does hereby quitclaim, sell, assign, transfer and set over to _________________, a ____________ limited liability company (“Buyer”), all of its right, title and interest, if any, in and to any Personal Property located on and used in connection with the Property. Seller warrants that it owns such Personal Property free and clear of liens and encumbrances of any persons claiming by, through or under Seller.

Capitalized terms used herein shall have the meanings given to them in that certain Single Family Homes Real Estate Purchase and Sale Agreement, dated as of _____, 2012, between Seller and Buyer.

IN WITNESS WHEREOF, Seller has caused this bill of sale to be signed and sealed in his name by its officer thereunto duly authorized this ____ day of _________, 2008.

SELLER:

_____________, a(n) _________ limited liability company

By:
Name:
Its:

Exhibit D – Page 1

EXHIBIT E

FORM OF ASSIGNMENT OF LEASES AND CONTRACTS AND CONTRACTS

THIS ASSIGNMENT OF LEASES AND CONTRACTS AND CONTRACTS (this “Assignment”) is entered into as of the ____ of _______, 2012 (the “Effective Date”), between ______________, a(n) ___________ limited liability company (“Assignor”) and ________________, a(n) __________ limited liability company (“Assignee”)

RECITALS

Assignor has conveyed to Assignee those certain parcels of real property and improvements located at the address shown on Exhibit A hereto pursuant to that certain Single Family Homes Real Estate Purchase and Sale Agreement, dated as of __________, 2012 (the “Agreement”) by and between Assignor, as Seller, and Assignee, as Buyer. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Agreement.

Assignor now desires to assign and transfer to Assignee all of Assignor’s right, title and interest in, to and under the Leases and the Contracts.

1.          Property. The “Property” means the parcels of real property located in __________ County, Texas, legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements located thereon.

2.          Leases. The “Leases” means those leases and occupancy agreements affecting the Property which are described in Exhibit B attached to this Assignment.

3.          Contracts. “Assumed Contracts” means those agreements (including any service, maintenance, or repair contracts) that are listed on Exhibit C attached to this Assignment that will survive the Closing.

4.          Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Leases and the Contracts.

5.          Assumption. Assignee hereby assumes and agrees to perform the obligations of Assignor under the Leases and Contracts which accrue and are attributable to the period from and after the Effective Date. Additionally, Assignee agrees to pay all monetary obligations when due under the Contracts arising before the Effective Date to the extent Assignee received a credit on the settlement statement in connection with its purchase of the Property.

6.          Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

Exhibit E – Page 1

7.          Counterparts. This Assignment may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.

8.          Governing Law. This Assignment shall be governed and interpreted in accordance with the laws of the State of Texas. Venue for any legal action brought hereunder shall lie exclusively in the state and federal courts situated in Harris County, Texas.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment of Leases and Contracts to be executed as of this ______ day of ________________, 2012.

ASSIGNOR

______________, a(n)_____________ limited liability

company

By:
Name:
Its:

ASSIGNEE

_____________________

By:
Name:
Its:

Exhibit E – Page 2

EXHIBIT F

FORM OF FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code, as amended, provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the Transferee (hereinafter defined) that withholding of tax is not required upon the disposition of a United States real property interest by ______________, a(n) ________ limited liability company (the “Transferor”) to ___________________, a(n) _______ limited liability company (the “Transferee”) relating to the real property described on Schedule A hereto (the “Transferred Interests”), the undersigned, being first duly sworn upon oath, does hereby depose and say, and does hereby on behalf of the Transferor represent that the following is true as of the date hereof:

1.          __________________ is the______________________ of the Transferor, and is familiar with the affairs and business of the Transferor;

2.          The Transferor is not a foreign person; that is, the Transferor is not a nonresident alien, a foreign corporation, foreign partnership, foreign trust or foreign estate (as all such terms are defined in the Internal Revenue Code of 1986, as amended, and United States Treasury Department Income Tax Regulations in effect as of the date hereof);

3.          The Transferor is a ______________ duly organized, validly existing and in good standing under the laws of the State of _________;

4.          The Transferor’s United States employer identification number is ______________; and

5.          The Transferor’s office address and principal place of business is c/o __________________________.

6.          Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

The undersigned and the Transferor understand that this affidavit and certification may be disclosed to the United States Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

All terms (whether capitalized or not) used but not defined herein shall have the same respective meanings as in the Internal Revenue Code of 1986, as amended, and the United States Treasury Department Income Tax Regulations in effect as of the date hereof.

Under penalties of perjury, we declare that we have examined this affidavit and certificate, and to the best of our knowledge and belief, it is true, correct and complete. We further declare that we have authority to sign this affidavit and certificate on behalf of the Transferor.

Exhibit F – Page 1

IN WITNESS WHEREOF, Affiant has executed and delivered this FIRPTA Affidavit as of _____, 2012

Name:

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on ______________, 2012 by ________________, known to me to be the person whose name is subscribed to the foregoing instrument and who acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Notary Public, State of Texas

Exhibit F – Page 2

SCHEDULE 6(a)(3)

PROPERTY INFORMATION

1.	Copies of all Contracts listed in Exhibit B to this Agreement.

2.	Leases for each property that comprises the Property. A copy of Seller’s rent rolls for the calendar month in which the Closing occurs and the eleven calendar months preceding the month in which the Closing occurs.

3.	Copies of all certificates of occupancy and other licenses and permits, if applicable.

4.	Copies of all environmental, engineering, geo-technical reports, if applicable.

5.	Insurance loss histories for preceding three calendar years.

6.	Copies of three most recent real estate tax bills.

7.	A copy of the most recent surveys for the properties that comprise the Property.

8.	All internal operating statements prepared by Seller, all cash receipt journals and bank statements relating to the properties, and Seller’s general ledger, each for the period commencing in January 2011 and ending in the month in which the Closing occurs.

9	Schedule of tangible personal property, if applicable.

10	Detailed reports on aging summary, prepaid rents, refundable security deposits, and miscellaneous income.

11	Copies of utility bills for the past three months, if applicable.

12	Summary of pending litigation and claims, if applicable.

13	A schedule of all items of repair and maintenance performed by, or at the direction of, Seller during the 12-month period preceding the Closing. Copies of tenant maintenance and service request logs for the past three months.

14	Capital expenses and fixed asset additions made by, or at the direction of, Seller during the year preceding the Closing.

15	Any proposed capital improvement budgets and pending proposals or executed contracts for repairs and maintenance, if applicable.

SCHEDULE 6(a)(5)

[LIST OF LEASES]